EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A, Amendment #7 of our report dated July 30, 2008, except for Note 12 which is dated December 15, 2008 with respect to the audits of the financial statements of Eternal Image, Inc. as of December 31, 2007 and 2006 and for the two-years ended December 31, 2007. We also consent to the reference of our firm under the “Experts” and “Selected Financial Data” in the prospectus.

/s/

Demetrius & Company, L.L.C.

Wayne, New Jersey

December 17, 2008